Exhibit (23)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-01921) pertaining to The Cooper-Standard Automotive (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan (the Plan) of our report dated May 19, 2003 with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the six months ended December 31, 2002.

Toledo, Ohio June 20, 2003	/s/ Ernst & Young LLP Ernst & Young LLP